Exhibit 8.1

Registration Statement on Form F-1 of

Oi S.A. – In Judicial Reorganization

Sao Paulo, May 1, 2019

To:

Oi S.A. – In Judicial Reorganization

Rua Humberto de Campos 425, 8th floor

Leblon, 22430-190

Rio de Janeiro/RJ—Brazil

Ladies and Gentlemen:

We have acted as Brazilian counsel to Oi S.A. – In Judicial Reorganization, a public company organized under the laws of the Federative Republic of Brazil (“Oi”), in connection with the preparation and filing by Oi with the United States Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), of Post-Effective Amendment No. 1 to Form F-1 on Form F-3 (as the same may be amended, the “Registration Statement”). The Registration Statement includes a prospectus (the “Prospectus”) relating to the resale, from time to time, by the shareholders identified in the Prospectus of up to 281,135,186 American Depositary Shares (the “Common ADSs”), each representing five of common shares of the Oi (the “Common Shares”). The Common Shares and the Common ADSs are collectively referred to herein as the “Securities.”

We hereby confirm that the discussion incorporated by reference in the Registration Statement to the discussion set forth in Oi’s Annual Report on Form 20-F for the year ended December 31, 2018 that was filed with the Commission on April 26, 2019 (the “2018 Annual Report”) under the caption “Item 10. Additional Information—Taxation—Brazilian Tax Considerations,” with respect to Brazilian tax matters and subject to the conditions and limitations described therein, fairly summarizes the Brazilian tax impacts provided by Brazilian law in force on the date of this letter to the acquisition, ownership and disposition of the Securities by “Non-Brazilian Holders” (as such term is defined in such discussion in the 2018 Annual Report).

We hereby consent to the filing of this opinion with Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Barbosa, Mussnich e Aragão
Barbosa, Mussnich e Aragão